As Filed With the Securities and Exchange Commission on October 16, 2009
                                     Registration Statement No. __________
_____________________________________________________________________________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       BION ENVIRONMENTAL TECHNOLOGIES, INC.
                    -----------------------------------------
                    (Exact Name of Registrant in its Charter)

          Colorado                                84-1176672
-------------------------------       ------------------------------------
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)

            Box 566/1774 Summitview Way, Crestone, Colorado   81131
          ------------------------------------------------------------
          (Address of Principal Executive Offices)          (Zip Code)

                       BION ENVIRONMENTAL TECHNOLOGIES, INC.
                          2006 CONSOLIDATED INCENTIVE PLAN
                       -------------------------------------
                              (Full title of plan)

                            Mark A. Smith, President
                      Bion Environmental Technologies, Inc.
             Box 566/1774 Summitview Way, Crestone, Colorado   81131
            ---------------------------------------------------------
                    (Name and address of agent for service)

                                (212) 758-6622
          -------------------------------------------------------------
          (Telephone number, including area code, for agent of service)

                                   Copy to:

                             Jon D. Sawyer, Esq.
                           Jin, Schauer & Saad LLC
                  600 Seventeenth Street, Suite 2700 South
                           Denver, Colorado  80202
                               (720) 889-2211

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

   Large accelerated filer [ ]          Accelerated filer [ ]
   Non-accelerated filer   [ ]          Smaller reporting company [X]
   (Do not check if a smaller
    reporting company)


                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
                                  Proposed       Proposed
                                  Maximum        Maximum
Title of                          Offering       Aggregate      Amount of
Securities to    Amount to be     Price          Offering       Registration
be Registered    Registered(1)    Per Share      Price          Fee
----------------------------------------------------------------------------

Common Stock,     1,800,000       $2.65 (2)      $4,770,000 (2)   $266.17
No Par Value                                                      -------
                                                        Total     $266.17
----------------------------------------------------------------------------

(1) Represents increase in the total number of shares reserved for issuance under the 2006 Consolidated Incentive Plan. A total of 4,200,000 shares has previously been registered under a registration statement on Form S-8 (File No. 333-145153) with respect to the 2006 Consolidated Incentive Plan.

(2) Based on the closing price of Registrant's Common Stock on the OTC Bulletin Board on October 15, 2009, of $2.65.

                     STATEMENT UNDER GENERAL INSTRUCTION E
                     REGISTRATION OF ADDITIONAL SECURITIES

The registrant, Bion Environmental Technologies, Inc., previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (Sec File No. 333-145153) in connection with the registration of an aggregate of 3,200,000 shares of common stock to be issued under the 2006 Consolidated Incentive Plan, and on June 18, 2008, an amendment was filed increasing the number of shares being registered to 4,200,000.

Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register an additional 1,800,000 shares of the Company's common stock for issuance under the 2006 Consolidated Incentive Plan. This increase was approved by the registrant's Board of Directors on November 14, 2008. Pursuant to Instruction E, the contents of the previously filed registration statement on Form S-8 (File No. 333-145153) are hereby incorporated by reference into this registration statement.

                                 PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit
Number    Description                       Location
-------   -----------                       ---------

 5.1      Opinion of Jin, Schauer &
          Saad LLC regarding legality       Filed herewith electronically

23.1      Consent of GHP Horwath, P.C.      Filed herewith electronically

23.2      Consent of Jin, Schauer &         (Contained in Exhibit 5.1)
          Saad LLC


                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crestone and State of Colorado on the 16th day of October 2009.

                                     BION ENVIRONMENTAL TECHNOLOGIES, INC.



                                     By:/s/ Mark A. Smith
                                        Mark A. Smith, President (Chief
                                        Executive Officer) and Interim Chief
                                        Financial Officer (Principal
                                        Financial and Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                           Title                   Date
      ---------                           -----                   ----

        SIGNATURE                      TITLE                     DATE


/s/ Mark A. Smith             President, General Counsel,    October 16, 2009
Mark A. Smith                 Interim Chief Financial
                              Officer and Director


/s/ Jon Northrop              Secretary and Director         October 16, 2009
Jon Northrop